UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2015

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2015, the Board of Directors of the registrant appointed Andrew Smith as the registrant's Chief Financial Officer, or CFO, effective immediately.

Mr. Smith, 52, joined Sucampo in 2011 as Principal Accounting Officer and was most recently Vice President, Operations and Finance. Prior to joining Sucampo, Mr. Smith was Finance Director and Company Secretary for Retroscreen Virology Ltd., a contract virology company carrying out clinical and preclinical studies for pharmaceutical companies developing influenza vaccines, and the Finance Director and Company Secretary of Clearlab Europe, a division of 1-800 Contacts Inc., following its acquisition of VisionTec CL, developer of the world's first daily disposable contact lens, of which he was co-founder and member of its Board of Directors. In addition, he previously held senior financial management positions at Biocompatibles plc, Hydron Ltd (acquired by Biocompatibles) and Allergan Inc.

In connection with Mr. Smith's new appointment, the registrant and Mr. Smith will enter into an employment agreement effective January 30, 2015, the form of which is the same as the employment agreement attached as Exhibit 10.70 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. This employment agreement provides, among other things, that Mr. Smith (i) will receive an annual base salary of $350,000, subject to possible increases no less frequently than annually; (ii) will be eligible to receive annual bonuses (iii) will receive severance payments under certain circumstances; and (iv) will be subject to standard restrictions on competition or interference with the registrant following termination. In addition, on January 30, 2015, Mr. Smith was awarded 50,000 time-based stock options, vesting 25% annually beginning January 30, 2016.

As an executive officer of the Company, Mr. Smith will be eligible to enter into the Company's standard form of indemnification agreement, a copy of which was filed as Exhibit 10.67 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and to receive other benefits available to an executive officer.

There are no arrangements or understandings between Mr. Smith and any other persons pursuant to which Mr. Smith was selected as Chief Financial Officer. There are no transactions, or proposed transactions, during the last two years with the registrant to which Mr. Smith was or is to be a party, in which Mr. Smith, or any member of his immediate family, has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K. There is no familial relationship between Mr. Smith and any other director or executive officer of the registrant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by the registrant on January 30, 2015.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sucampo Pharmaceuticals, Inc.

Date:	January 30, 2015	By:	/s/ THOMAS J. KNAPP
			Name:	Thomas J. Knapp
			Title:	EVP, Chief Legal Officer & Corporate Secretary